UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

October 27, 2003
Date of Report (date of earliest event reported)

RIVERBEND TELECOM, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-49745	91-2150635
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

826 Barracks Street
New Orleans, LA 70116
(Address of Principal Executive Offices
Including Zip Code)

(504) 524-2433
(Registrant’s telephone number,
Including area code)

Not Applicable
(Former name or former address, if changed since last report)
Item 1.	Changes in Control of Registrant

N/A
Item 2.	Acquisition or Disposition of Assets

N/A
Item 3.	Bankruptcy or Receivership

N/A
Item 4.	Changes in Registrant's Certifying Accountants

a)     On October 27, 2003, Coulter & Justus, P.C. (“Coulter”) replaced Wegmann – Dazet & Company, APC (“Wegmann”) as the Company’s independent public accountants.  The Company’s Board of Directors approved and ratified the change of accountants from Wegmann to Coulter.

b)     Wegmann, the principal accountant previously engaged to audit the Company’s financial statements, resigned as auditors for Riverbend Telecom, Inc. on October 27, 2003.  Wegmann’s reports on the Company’s consolidated financial statements for the year ended December 31, 2002, the period from August 21, 2001 (inception) to December 31, 2001 and for the period from August 21, 2001 (inception) through December 31, 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified as to audit scope or accounting principles.

c)     During the year ended December 31, 2002, the period from August 21, 2001 (inception) to December 31, 2001 and for the period from August 21, 2001 (inception) through December 31, 2002, and the subsequent interim period through October 27, 2003, the date of resignation, there were no disagreements with Wegmann on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Wegmann’s satisfaction, would have caused them to make reference to the subject matter in connection with their reports on the Company’s consolidated financial statements; and there were no reportable events as defined in Item 304(a)(1)(iv) of Regulation S-B.

d)     During the year ended December 31, 2002, the period from August 21, 2001 (inception) to December 31, 2001, and for the period from August 21, 2001 (inception) through December 31, 2002, including the subsequent interim period through October 27, 2003, the Company did not consult Coulter with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-B.

e)     The Company provided Wegmann with a copy of the foregoing disclosures.  Attached as Exhibit 16 is a copy of Wegmann's letter, dated October 29, 2003, stating their agreement with such statements.

Item 5.	Material Events

N/A
Item 6.	Resignations of Registrant’s Directors

N/A
Item 7.	Financial Statements and Exhibits

(c) Exhibits 16 Letter from Wegmann – Dazet & Company, APC to The Securities and Exchange Commission dated October 29, 2003.

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVERBEND TELECOM, INC.

Dated: October 30, 2003	By: /s/ Leon Nowalsky
Leon Nowalsky
President and Principal Executive Officer